Arthur Andersen LLP
                                                                    Suite 1470
                                                            One Biscayne Tower
                                                           Miami FL 33131-1801




January 14, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated January 14, 1999 of Columbia Laboratories, Inc. and subsidiaries to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP










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